UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2007

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

In August 1999, MiTAC International Corporation (MiTAC International) entered into a general agreement with Sun Microsystems. This agreement did not constitute a contract or obligation by Sun Microsystems to purchase products or services. In February 2002, the agreement was amended to include SYNNEX Corporation (SYNNEX) as a supplier under the agreement. On May 16, 2007, Sun Microsystems, MiTAC International and SYNNEX entered into a new Master Supply Agreement to be effective as of May 1, 2007. Pursuant to this agreement, the terms for the manufacture and purchase of each particular product awarded by Sun Microsystems are individually negotiated and if agreed upon by the parties, such terms are included in a product award letter. There is no minimum level of commitment required by any of the parties under this agreement. As under the prior agreement, SYNNEX will negotiate manufacturing and pricing terms, including allocating customer revenue based on manufacturing services that each party provides, on a project-by-project basis with MiTAC International and Sun Microsystems for a given project. In the past, these negotiations with MiTAC International were not conducted on an arms’-length basis. All of SYNNEX’s contract assembly services to Sun Microsystems will be covered by this agreement. This agreement has a term of three years and is automatically renewed for one-year periods until terminated in accordance with its terms. Any party may terminate this agreement with written notice if one of the other parties materially breaches any provision of the agreement and the breach is incapable of being cured or is not cured within 30 days. This agreement may also be terminated on written notice if one of the other parties becomes bankrupt or insolvent.

SYNNEX has a business relationship with MiTAC International that began in 1992 when it, through its affiliates, became SYNNEX’s primary investor. As of February 2007, MiTAC International and its affiliates beneficially owned approximately 47% of SYNNEX’s common stock. In addition, Matthew Miau, the Chairman of SYNNEX’s Board of Directors and a non-executive director since 1992, is also the Chairman of MiTAC International, Synnex Technology International Corp. and MiTAC Incorporated, affiliates of MiTAC International and direct or indirect stockholders of SYNNEX.

SYNNEX works closely with MiTAC International to collaborate on original equipment manufacturer outsourcing opportunities and jointly markets MiTAC International’s design and electronic manufacturing services and SYNNEX’s contract assembly capabilities. This relationship has enabled SYNNEX to build relationships with MiTAC International’s customers and SYNNEX continues to work with and depend on MiTAC International to jointly serve their shared customers.

SYNNEX’s business relationship to date with MiTAC International has been informal and is not governed by long-term commitments or arrangements with respect to pricing terms, revenue or capacity commitments. Accordingly, SYNNEX negotiates manufacturing and pricing terms, including allocating customer revenue, on a case-by-case basis with MiTAC International and SYNNEX’s assembly customers for a given project. SYNNEX’s business relationship with MiTAC International has been and will continue to be negotiated as related parties and therefore may not be the result of arms’-length negotiations between independent parties. SYNNEX’s relationship, including pricing and other material terms with any shared customers or with MiTAC International, may or may not be as advantageous to SYNNEX as the terms it could have negotiated with unaffiliated third parties. As MiTAC International’s ownership interest in SYNNEX decreases as a result of subsequent sales, MiTAC International’s interest in the success of SYNNEX’s business and operations may decrease as well.

Forward-Looking Statements

This Form 8-K contains projections and other forward-looking statements regarding SYNNEX’s relationship with MiTAC International. Statements regarding future events are based on SYNNEX’s current expectations and are necessarily subject to certain risks and uncertainties. Actual results may differ materially from those in the projections or other forward-looking statements. For information regarding other related risks, please see the “Risk Factors” section of SYNNEX’s filings with the SEC, including its most recent filings on its Form 10-K and Form 10-Q.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Master Supply Agreement, dated May 16, 2007, by and among Sun Microsystems, Inc. and Sun Microsystems International B.V. and MiTAC International Corporation and the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2007

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Master Supply Agreement, dated May 16, 2007, by and among Sun Microsystems, Inc. and Sun Microsystems International B.V. and MiTAC International Corporation and the Registrant.